Exhibit 99.1

INDOOR HARVEST CORP. APPOINTS NEW CHAIRMAN OF THE BOARD;

LESLIE BOCSKOR, CEO OF INDOOR HARVEST

June 16, 2022

AUSTIN — Indoor Harvest Corp. (OTCPK: INQD) (the “Company”) announces the appointment of Leslie Bocskor, current Chief Executive Officer and Chief Financial Officer, to a director position and Chairman (the “Chairman”) of the Board of Directors (the “Board”). Departing directors were invited to continue their relationships as consultants to the Company.

“It is my honor to take on this new role at Indoor Harvest. The hemp industry has been quietly, steadily growing in the shadows of its cannabis cousin for the past several years and during that time we have been preparing for its emergence at the top of the capital markets. Now is the time, I foresee, we will see a cascade effect where hemp is going to lead the way in many areas, and Indoor Harvest is going to be at the forefront with it,” said Mr. Bocskor, Chairman of the Company.

In his new role at the helm of the Board, Mr. Bocskor will guide his team to discover new acquisition candidates that will build out the Company business portfolio, build new relationships in events and media, consumer products, and international markets, and spearhead business development opportunities for the Company, now from his Board level in addition to his ongoing role as the CEO and CFO.

Mr. Bocskor has built a team that brings operations, corporate finance, and regulatory and business strategy experience spanning decades that will support the development and growth of internal and external businesses by the Company. His industry presence provides a tremendous amount of branding and marketing power to build and increase the shareholder and investor base.

At this time, the departing board members, Messrs. Rick Gutshall and Lang Coleman, will be transitioning from their positions on the Board to outside consulting positions for the Company. Both have been members of the Board for almost five years.

“Indoor Harvest has come quite a long way since Leslie joined the company, evolving into its new form according to Leslie’s vision. We have always focused on offering opportunities to companies who are working to advance the science and technology of cannabinoid related areas and we know under the leadership of Leslie, that focus will carry on,” said Mr. Gutshall.

“Working so closely with everyone on the board of Indoor Harvest for the past few years has uniquely positioned us to flow seamlessly into a consulting role with the Company. The future of the Company and the hemp industry looks bright with so many interested and insightful participants, like Leslie, leading the charge,” added Mr. Lang.

About Indoor Harvest: Indoor Harvest Corp. (OTCPK: INQD) is branded under the name Indoor Harvest® The Company incorporates development of proprietary technology, mergers, acquisitions, strategic partnerships and joint ventures as part of a broad integration strategy. As a platform, Indoor Harvest Corp. cultivates synergistic partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

Forward Looking Statements: This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more.